EX-99.(g)(iv)

AMENDMENT TO MASTER CUSTODY AGREEMENT

This Amendment is dated as of the 3rd day of June, 2019, by and between Each of the Investment Companies Listed on Schedule 1 hereto for itself and for Each of its Series listed on Schedule 1 hereto (the “Client”), and The Bank of New York Mellon (formerly The Bank of New York) (the “Custodian”).

WHEREAS, the Client and the Custodian have entered into that certain Master Custody Agreement effective as of February 16, 1996, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 14.11 of the Agreement and that certain Amendment to the Agreement made as of May 16, 2001 for services related to the Client’s use of Foreign Depositories, the Client and the Custodian wish to amend the Agreement as more particularly set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.	As specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

3.
Each party represents and warrants to the other party that it has full authority to enter into this Amendment to the Agreement upon the terms and conditions hereof and that the individual executing this Amendment on its behalf as the requisite authority to bind such party to the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

EACH OF THE INVESTMENT COMPANIES LISTED ON SCHEDULE 1 ATTACHED HERETO FOR ITSELF AND FOR EACH OF ITS SERIES LISTED ON SCHEDULE 1 ATTACHED HERETO	THE BANK OF NEW YORK MELLON

By:	By:
Name: Steven J. Gray	Name:
Title: Vice President and Co-Secretary	Title:

AMENDMENT TO MASTER CUSTODY AGREEMENT

SCHEDULE 1
(Effective as of June 3, 2019)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin K2 Alternative Strategies Fund Franklin K2 Global Macro Opportunities Fund Franklin K2 Long Short Credit Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin Utilities Fund

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Middle Tier Floating Rate Fund Franklin Lower Tier Floating Rate Fund
Franklin Global Trust	Delaware Statutory Trust	Franklin Global Real Estate Fund Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund

Franklin Global Listed Infrastructure Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust
Franklin Managed Income Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund

Franklin Mutual Series Funds	Delaware Statutory Trust
Franklin Mutual Beacon Fund
Franklin Mutual European Fund
Franklin Mutual Financial Services Fund
Franklin Mutual Global Discovery Fund
Franklin Mutual International Fund
Franklin Mutual Quest Fund
Franklin Mutual Shares Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust	Franklin Biotechnology Discovery Fund Franklin Flexible Alpha Bond Fund Franklin Growth Opportunities Fund

Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund
Franklin Templeton SMACS: Series I
Franklin Templeton SMACS: Series CH
Franklin Templeton SMACS: Series H
Franklin Templeton SMACS: Series E

Franklin Fund Allocator Series	Delaware Statutory Trust
Franklin Conservative Allocation Fund
Franklin Corefolio Allocation Fund
Franklin Founding Funds Allocation Fund
Franklin Growth Allocation Fund
Franklin Moderate Allocation Fund
Franklin Lifesmart Retirement Income Fund
Franklin Lifesmart 2020 Retirement Target Fund
Franklin Lifesmart 2025 Retirement Target Fund
Franklin Lifesmart 2030 Retirement Target Fund
Franklin Lifesmart 2035 Retirement Target Fund
Franklin Lifesmart 2040 Retirement Target Fund
Franklin Lifesmart 2045 Retirement Target Fund
Franklin Lifesmart 2050 Retirement Target Fund
Franklin Lifesmart 2055 Retirement Target Fund
Franklin Payout 2018 Fund
Franklin Payout 2019 Fund
Franklin Payout 2020 Fund
Franklin Payout 2021 Fund
Franklin Payout 2022 Fund
Franklin NextStep Conservative Fund
Franklin NextStep Moderate Fund
Franklin NextStep Growth Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust
Franklin Flex Cap Growth VIP Fund
Franklin Global Real Estate VIP Fund
Franklin Growth and Income VIP Fund
Franklin Income VIP Fund
Franklin Large Cap Growth VIP Fund
Franklin VolSmart Allocation VIP Fund
Franklin Rising Dividends VIP Fund
Franklin Small-Mid Cap Growth VIP Fund
Franklin Small Cap Value VIP Fund
Franklin Strategic Income VIP Fund
Franklin Allocation VIP Fund
Franklin Mutual Global Discovery VIP Fund
Franklin Mutual Shares VIP Fund
Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin MicroCap Value Fund Franklin Small Cap Value Fund
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Dynamic Equity Fund Templeton Global Balanced Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
Templeton Funds	Delaware Statutory Trust	Templeton International Climate Change Fund
CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust